Exhibit 1.3

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFER BY ANACONDA MINING INC. TO PURCHASE ALL OF THE ISSUED AND OUTSTANDING COMMON SHARES OF MARITIME RESOURCE CORP.

NOTICE OF GUARANTEED DELIVERY

for the deposit of Common Shares of

MARITIME RESOURCES CORP.

pursuant to the Offer dated April 13, 2018 made by

ANACONDA MINING INC.

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON JULY 27, 2018 (THE “EXPIRY TIME”), UNLESS THE OFFER IS ABRIDGED, EXTENDED OR WITHDRAWN.

USE THIS NOTICE OF GUARANTEED DELIVERY IF:

1.              YOU WISH TO ACCEPT THE OFFER BUT YOUR CERTIFICATE(S) REPRESENTING MARITIME SHARES ARE NOT IMMEDIATELY AVAILABLE;

2.              YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK-ENTRY TRANSFER ON A TIMELY BASIS; OR

3.              YOUR CERTIFICATE(S) REPRESENTING MARITIME SHARES AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO THE DEPOSITARY PRIOR TO THE EXPIRY TIME.

This notice of guaranteed delivery (the “Notice of Guaranteed Delivery”), properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, is to be used to deposit common shares (the “Maritime Shares”) of Maritime Resources Corp. (“Maritime”), together with the associated rights (the “SRP Rights”) issued under the shareholder rights plan of Maritime dated March 15, 2018 (the “Shareholder Rights Plan”) deposited under the offer (the “Offer”) made by Anaconda Mining Inc. (the “Offeror”) pursuant to the offer to purchase dated April 13, 2018 (the “Offer to Purchase”) if (a) the certificate(s) representing such Maritime Shares (and if applicable, the certificates representing SRP Rights (“Rights Certificates”), is (are) not immediately available, (b) the holder of Maritime Shares, together with the associated SRP Rights, (the “Shareholder”) cannot complete the procedure for book-entry transfer of such Maritime Shares on a timely basis, or (c) the certificate(s) and all other required documents cannot be delivered to Kingsdale Advisors (“Kingsdale”), at or prior to the Expiry Time.  Pursuant to the Offer, the Offeror has offered to purchase, on the terms and subject to the conditions set forth in the Offer to Purchase, all of the issued and outstanding Maritime Shares, which includes Maritime Shares that may become issued and outstanding after the date of the Offer to Purchase but before the Expiry Time upon the exercise, exchange or conversion of options or any other rights to acquire Maritime Shares, other than the SRP Rights (“Convertible Securities”).

This Notice of Guaranteed Delivery, properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, must be received by the Kingsdale at its office specified on the back page of this Notice of Guaranteed Delivery, at or prior to the Expiry Time.

The terms and conditions contained in the Offer to Purchase are incorporated by reference in this Notice of Guaranteed Delivery.  Capitalized terms used but not defined herein which are defined in the Offer to Purchase and take-over bid circular (the “Circular”) accompanying the Offer to Purchase (collectively, the

“Offer to Purchase and Circular”) have the respective meanings ascribed thereto in the Offer to Purchase and Circular. The Offer to Purchase and Circular contains important information and Shareholders are urged to read the Offer to Purchase and Circular in its entirety. The Offer to Purchase and Circular is being filed with the securities regulatory authorities in Canada and should be made available by such authorities through the internet at www.sedar.com and is being furnished to the Securities and Exchange Commission and will be available through the internet at www.sec.gov.

Under the Offer, each Shareholder is entitled to receive 0.390 of a common share, of Anaconda (each whole common share, an “Anaconda Share”) in respect of each Maritime Share.

No fractional Anaconda Shares will be issued pursuant to the Offer. Where the aggregate number of Anaconda  Shares to be issued to a Shareholder would result in a fraction of an Anaconda Share being issuable, the number of Anaconda  Shares to be received by such Shareholder will be rounded down to the nearest whole number.

The Depositary, Kingsdale Advisors, as Information Agent (the “Information Agent”) (the address and telephone numbers of which are located on the back page of this Notice of Guaranteed Delivery) or your broker or other financial advisor can assist you in completing this Notice of Guaranteed Delivery. Shareholders whose Maritime Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should immediately contact such nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such Maritime Shares under the Offer. Intermediaries likely have established tendering cut-off times that are prior to the Expiry Time. Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

The Offer is made only for Maritime Shares, together with the SRP Rights, and is not made for any Convertible Securities. Any holder of Convertible Securities who wishes to accept the Offer should, subject to and to the extent permitted by the terms of such Convertible Security and subject to applicable Laws, exercise, exchange or convert the Convertible Securities in order to acquire Maritime Shares and then deposit those Maritime Shares, together with the associated SRP Rights, on a timely basis in accordance with the terms of the Offer. Any such exercise, exchange or conversion must be completed sufficiently in advance of the Expiry Time to ensure that the holder of such Convertible Securities will have received share certificates or a Direct Registration Statement (“DRS”) Advice(s) representing the Maritime Shares issuable upon such exercise, exchange or conversion in time for deposit prior to the Expiry Time, or in sufficient time to comply with the procedures referred to in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

COMPLETION OF THE OFFER IS SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS. NO PAYMENT OF ANY OFFER CONSIDERATION WILL BE MADE PRIOR TO THE EXPIRY TIME.

YOU MUST SIGN THIS NOTICE OF GUARANTEED DELIVERY IN THE APPROPRIATE SPACE PROVIDED BELOW. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE BACK PAGE HEREOF WILL NOT CONSTITUTE A VALID DELIVERY TO KINGSDALE.

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

The Offer is made for the securities of a foreign company. The Offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in, or incorporated by reference into, the Offer to Purchase and Circular, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the Offeror is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the Offeror may purchase securities otherwise than under the Offer, such as in open market or privately negotiated purchases.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

As set out in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery” if a Shareholder wishes to accept the Offer and deposit Maritime Shares, together with the associated SRP Rights, under the Offer and (i) the certificate(s) representing such Maritime Shares (and if applicable, the Rights Certificates), is (are) not immediately available, (ii) the Shareholder cannot complete the procedure for book-entry transfer of such Maritime Shares, together with the associated SRP Rights, on a timely basis, or (iii) the certificate(s) or DRS Advice(s) and all other required documents cannot be delivered to the Kingsdale at or prior to the Expiry Time, those Maritime Shares, together with the associated SRP Rights, may nevertheless be deposited under the Offer, provided that all of the following conditions are met:

(a)                                 such deposit is made by or through an Eligible Institution (as defined below);

(b)                                 this properly completed and duly executed Notice of Guaranteed Delivery or a guarantee to deliver by an Eligible Institution in the form set out below, is received by Kingsdale at its office as specified in this Notice of Guaranteed Delivery at or prior to the Expiry Time;

(c)                                  the certificate(s) or DRS Advice representing all Deposited Shares, in proper form for transfer, and, if the Separation Time has occurred at or prior to the Expiry Time and certificates representing Rights Certificates have been distributed to the Shareholders prior to the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, together with a Letter of Transmittal, or, in the case of a book-entry transfer, a book-entry confirmation with respect to Maritime Shares, together with the associated SRP Rights, and all other documents required by the terms of the Offer and the Letter of Transmittal, are received by Kingsdale at its office in Toronto, Ontario specified in the Letter of Transmittal prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX-V after the Expiry Time; and

(d)                                 in the case of SRP Rights, where the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to Shareholders prior to the Expiry Time, Rights Certificate(s) representing the deposited SRP Rights, together with a Letter of Transmittal, properly completed and duly executed as required by the instructions set out in the Letter of Transmittal (including signature guarantee if required) or, in the case of a book-entry transfer, a Book- Entry Confirmation with respect to such deposited SRP Rights, and all other documents required by the terms of the Offer and the Letter of Transmittal, are received by Kingsdale at its office in Toronto, Ontario specified in the Letter of Transmittal prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX-V after the date, if any, that Rights Certificates are distributed to Shareholders.

This Notice of Guaranteed Delivery must be delivered by hand, couriered, or mailed to Kingsdale at its office specified in this Notice of Guaranteed Delivery at or prior to the Expiry Time and must include a guarantee by an Eligible Institution in the form set forth in this Notice of Guaranteed Delivery. Delivery of this Notice of Guaranteed Delivery and all other required documents to an address or transmission by facsimile to a facsimile number other than those specified in this Notice of Guaranteed Delivery does not constitute delivery for purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule 1 chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc Medallion Signature Program (MSP).  Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

The undersigned understands and acknowledges that payment for the Maritime Shares, together with the associated SRP Rights, deposited and taken up by the Offeror pursuant to the Offer will be made only after timely receipt by Kingsdale of: (a) certificate(s) or DRS Advice(s) representing such Maritime Shares (and if applicable, the Rights Certificates), (b) a Letter of Transmittal, properly completed and duly executed covering the Maritime Shares, together with the associated SRP Rights, with any signature(s) guaranteed, if so required in accordance with the instructions set out in the Letter of Transmittal, and (c) all other documents required by the Letter of Transmittal prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX-V after the Expiry Time.

The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or Kingsdale to persons depositing Maritime Shares, together with the associated SRP Rights, on the purchase price of Maritime Shares purchased by the Offeror, regardless of any delay in making such payments and that the consideration for the Maritime Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Maritime Shares (and if applicable, the Rights Certificates) delivered to Kingsdale prior to the Expiry Time, even if the certificate(s) or DRS Advice(s) representing all of the Deposited Shares to be delivered pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance – Procedure for Guaranteed Delivery”, are not so delivered to Kingsdale and, therefore, payment by Kingsdale on account of such Maritime Shares, is not made until after the take up and payment for such Maritime Shares, together with the associated SRP Rights, under the Offer.

The undersigned acknowledges that all authority conferred or agreed to be conferred by the undersigned in this Notice of Guaranteed Delivery is, to the extent permitted by applicable Law, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable Law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned in this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase and Circular, the deposit of Maritime Shares, together with the associated SRP Rights, pursuant to the Offer and this Notice of Guaranteed Delivery is irrevocable.

Questions or requests for assistance in accepting the Offer, completing this Notice of Guaranteed Delivery and depositing the Maritime Shares, together with the associated SRP Rights, with Kingsdale may be directed to Kingsdale, the Information Agent. Their contact details are provided on the back page of this Notice of Guaranteed Delivery. Shareholders may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Offer.

TO:                        Anaconda Mining Inc.

AND TO:              Kingsdale Advisors, as Depositary

By Mail	By Registered Mail, Hand or by Courier

KINGSDALE ADVISORS 130 King Street West, Suite 2950 P.O. Box 361 Toronto, Ontario M5X 1E2	KINGSDALE ADVISORS 130 King Street West, Suite 2950 Toronto, Ontario M5X 1E2

THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND, COURIERED,  OR MAILED TO KINGSDALE AT THE ADDRESS SPECIFIED ABOVE IN THIS NOTICE OF GUARANTEED DELIVERY AT OR PRIOR TO THE EXPIRY TIME AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND ALL OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN THOSE SET OUT ABOVE DOES NOT CONSTITUTE VALID DELIVERY FOR THE PURPOSES OF SATISFYING A GUARANTEED DELIVERY.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATE(S) TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, THE ACCOMPANYING CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF KINGSDALE WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATE(S) REPRESENTING MARITIME SHARES, (AND IF APPLICABLE, THE RIGHTS CERTIFICATES) WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATE(S) REPRESENTING MARITIME SHARES (AND IF APPLICABLE, THE RIGHTS CERTIFICATES) MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The undersigned hereby deposits with the Offeror, upon the terms (including the right of withdrawal) and subject to the conditions of the Offer as set out in the Offer to Purchase and Circular and in the Letter of Transmittal, receipt of which is hereby acknowledged, the Maritime Shares listed below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

Box 1

DESCRIPTION OF MARITIME SHARES DEPOSITED UNDER THE OFFER

(Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below.)

Certificate or DRS Advice Number(s) (if available)	Name(s) in which Certificate(s) or DRS Advices is (are) Registered (please print and fill in exactly as name(s) appear(s) on certificate(s) or DRS Advice)	Number of Maritime Shares Represented by Certificate(s) or DRS Advice*	Number of Maritime Shares Deposited**

TOTAL:

Box 2

SRP RIGHTS***

(To be completed if necessary.)

Certificate or DRS Advice Number(s) (if available)	Name(s) in which Certificate(s) or DRS Advices is (are) Registered (please print and fill in exactly as name(s) appear(s) on certificate(s) or DRS Advice)	Number of SRP Rights Represented by Certificate(s) or DRS Advice*	Number of SRP Rights Deposited**

TOTAL:

* You do not need to complete these columns in respect of Deposited Shares deposited by book-entry transfer.

** If you desire to deposit fewer than all Maritime Shares and SRP Rights evidenced by any certificate(s) or DRS advice listed above, please indicate in this column the number of Maritime Shares and SRP Rights you wish to deposit. Unless otherwise indicated, the total number of Maritime Shares and SRP Rights evidenced by all certificate(s) or DRS advice(s) delivered will be deemed to have been deposited. See Instruction 6 of the Letter of Transmittal, “Partial Deposits”.

*** The following procedures must be followed in order to effect the valid delivery of certificates representing SRP Rights: If the Separation Time does not occur prior to the Expiry Time, a deposit of Maritime Shares will also constitute a deposit of the associated SRP Rights. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are distributed by Maritime to the Shareholders prior to the time that the undersigned’s Maritime Shares are deposited pursuant to the Offer, in order for the Maritime Shares to be validly deposited, Rights Certificate(s) representing SRP Rights at least equal in number to the number of Maritime Shares deposited must be delivered with the Letter of Transmittal or, if available, a Book-Entry Confirmation, to Kingsdale. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are not distributed by the time that a Shareholder deposits its Maritime Shares pursuant to the Offer, the Shareholder may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure described above. In any case, a deposit of Maritime Shares constitutes an agreement by the signatory to deliver Rights Certificate(s) representing SRP Rights at least equal in number to the number of Maritime Shares deposited pursuant to the Offer or, if available, a Book-Entry Confirmation, to Kingsdale at its office in Toronto, Ontario as specified in the Letter of Transmittal at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX-V after the date, if any, that Rights Certificate(s) are distributed. The Offeror reserves the right to require, if the Separation Time occurs prior to the Expiry Time, that Kingsdale receive from a Shareholder, prior to taking-up the Maritime Shares for payment pursuant to the Offer, Rights Certificate(s) representing SRP Rights or, if available, a Book-Entry Confirmation at least equal in number to the Maritime Shares deposited by the undersigned.

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)	Postal Code / Zip Code

Date	Daytime Telephone Number

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby guarantees delivery to Kingsdale, at its address set forth herein, of the certificate(s) representing the Maritime Shares, together with the associated SRP Rights, deposited hereby, in proper form for transfer, together with a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, covering the Deposited Shares, and any other documents required by the Letter of Transmittal or, in the case of a book-entry transfer to Kingsdale through CDS, a Book-Entry Confirmation with respect to the Deposited Shares and all other required documents at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX-V after the Expiry Date. Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name

Postal Code / Zip Code	Title

Area Code and Telephone Number	Date

DO NOT SEND CERTIFICATE(S) REPRESENTING MARITIME SHARES (OR IF APPLICABLE, RIGHTS CERTIFICATES) TOGETHER WITH THE ASSOCIATED SRP RIGHTS, WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH CERTIFICATE(S) SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The Depositary for the Offer is:

KINGSDALE ADVISORS

By Mail	By Registered Mail, Hand or by Courier

KINGSDALE ADVISORS 130 King Street West, Suite 2950 P.O. Box 361 Toronto, Ontario M5X 1E2	KINGSDALE ADVISORS 130 King Street West, Suite 2950 Toronto, Ontario M5X 1E2

Any questions or requests for assistance or additional copies of this Notice of Guaranteed Delivery and the Offer to Purchase and Circular may be directed by holders of Maritime Shares to Kingsdale, the Information Agent, at the telephone number and location set out above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.